Exhibit 8.1 — List of Subsidiaries of Santander UK plc as at 31 December 2010

	Company Name	Domicile
1	2 & 3 Triton Limited	United Kingdom
2	A & L CF (Guernsey) Limited	Guernsey
3	A & L CF (Jersey) Limited	Jersey
4	A & L CF (Jersey) No.2 Limited	Jersey
5	A & L CF December (1) Limited	United Kingdom
6	A & L CF December (10) Limited	United Kingdom
7	A & L CF December (11) Limited	United Kingdom
8	A & L CF June (1) Limited	United Kingdom
9	A & L CF June (2) Limited	United Kingdom
10	A & L CF June (3) Limited	United Kingdom
11	A & L CF June (5) Limited	United Kingdom
12	A & L CF June (6) Limited	United Kingdom
13	A & L CF June (7) Limited	United Kingdom
14	A & L CF June (8) Limited	United Kingdom
15	A & L CF March (1) Limited	United Kingdom
16	A & L CF March (5) Limited	United Kingdom
17	A & L CF March (6) Limited	United Kingdom
18	A & L CF March (7) Limited	United Kingdom
19	A & L CF September (2) Limited	United Kingdom
20	A & L CF September (3) Limited	United Kingdom
21	A & L CF September (4) Limited	United Kingdom
22	A & L CF September (5) Limited	United Kingdom
23	A N (123) plc	United Kingdom
24	Abbey Business Services (India) Private Limited	India
25	Abbey Covered Bonds LLP	United Kingdom
26	Abbey National (America) Holdings Inc.	United States
27	Abbey National (America) Holdings Limited	United Kingdom
28	Abbey National (Holdings) Limited	United Kingdom
29	Abbey National Alpha Investments	United Kingdom
30	Abbey National American Investments Limited	United Kingdom
31	Abbey National Baker Street Investments	United Kingdom
32	Abbey National Beta Investments Limited	United Kingdom
33	Abbey National Business Office Equipment Leasing Limited	United Kingdom
34	Abbey National Financial Investments 3 B.V.	Netherlands
35	Abbey National Financial Investments 4 B.V.	Netherlands
36	Abbey National GP (Jersey) Limited	Jersey
37	Abbey National Group Pension Schemes Trustees Limited	United Kingdom
38	Abbey National Homes Limited	United Kingdom
39	Abbey National International Limited	Jersey
40	Abbey National Investments	United Kingdom
41	Abbey National Legacy Holdings Limited	United Kingdom
42	Abbey National Legacy Leasing Limited	United Kingdom
43	Abbey National Legacy Limited	United Kingdom
44	Abbey National Nominees Limited	United Kingdom
45	Abbey National North America Holdings Limited	United Kingdom
46	Abbey National North America LLC	United States
47	Abbey National Pension (Escrow Services) Limited	United Kingdom
48	Abbey National Personal Pensions Trustee Limited.	United Kingdom
49	Abbey National PLP (UK) Limited	United Kingdom
50	Abbey National Property Investments	United Kingdom
51	Abbey National Property Services Limited	United Kingdom
52	Abbey National Securities Inc.	United States
53	Abbey National September Leasing (3) Limited	United Kingdom
54	Abbey National Sterling Capital plc	United Kingdom
55	Abbey National Treasury Investments	United Kingdom
56	Abbey National Treasury Services (Transport Holdings) Limited	United Kingdom
57	Abbey National Treasury Services Investments Limited	United Kingdom
58	Abbey National Treasury Services Overseas Holdings	United Kingdom
59	Abbey National Treasury Services plc	United Kingdom
60	Abbey National UK Investments	United Kingdom

	Company Name	Domicile
61	Abbey Stockbrokers (Nominees) Limited	United Kingdom
62	Abbey Stockbrokers Limited	United Kingdom
63	Alliance & Leicester (Holdings) Limited	United Kingdom
64	Alliance & Leicester (Jersey) Limited	United Kingdom
65	Alliance & Leicester Cash Solutions Limited	United Kingdom
66	Alliance & Leicester Commercial Bank plc	United Kingdom
67	Alliance & Leicester Commercial Finance (Holdings) plc	United Kingdom
68	Alliance & Leicester Estate Agents (Mortgage & Finance) Limited	United Kingdom
69	Alliance & Leicester Estates Limited	United Kingdom
70	Alliance & Leicester Independent Financial Advisers Limited	United Kingdom
71	Alliance & Leicester International Holdings Limited	Isle of Man
72	Alliance & Leicester International Limited	Isle of Man
73	Alliance & Leicester Investments (Derivatives No.3) Limited	United Kingdom
74	Alliance & Leicester Investments (Derivatives) Limited	United Kingdom
75	Alliance & Leicester Investments (Jersey) Limited	United Kingdom
76	Alliance & Leicester Investments (No.2) Limited	United Kingdom
77	Alliance & Leicester Investments (No.4) Limited	United Kingdom
78	Alliance & Leicester Investments Limited	United Kingdom
79	Alliance & Leicester Personal Finance Limited	United Kingdom
80	Alliance & Leicester public limited company	United Kingdom
81	Alliance & Leicester Share Ownership Trust Limited	United Kingdom
82	Alliance & Leicester Unit Trust Managers Limited	United Kingdom
83	Alliance Corporate Services Limited	United Kingdom
84	ANFP (US) LLC	United States
85	ANITCO LIMITED	United Kingdom
86	Baker Street Risk and Insurance (Guernsey) Limited	Guernsey
87	CA Premier Banking Limited	United Kingdom
88	Carfax (Guernsey) Limited	Guernsey
89	Cater Allen Holdings Limited	United Kingdom
90	Cater Allen International Limited	United Kingdom
91	Cater Allen Limited	United Kingdom
92	Cater Allen Lloyd’s Holdings Limited	United Kingdom
93	Cater Allen Pensions Limited	United Kingdom
94	Cater Allen Syndicate Management Limited	United Kingdom
95	Charta Leasing No.1 Limited	United Kingdom
96	Charta Leasing No.2 Limited	United Kingdom
97	First National Motor Business Limited	United Kingdom
98	First National Motor Contracts Limited	United Kingdom
99	First National Motor Facilities Limited	United Kingdom
100	First National Motor Finance Limited	United Kingdom
101	First National Motor Leasing Limited	United Kingdom
102	First National Motor plc	United Kingdom
103	First National Tricity Finance Limited	United Kingdom
104	Girobank Carlton Investments Limited	United Kingdom
105	Insurance Funding Solutions Limited	United Kingdom
106	Liquidity Import Finance Limited	United Kingdom
107	Liquidity Limited	United Kingdom
108	MasterCard Incorporated	United States
109	Mitre Capital Partners Limited	United Kingdom
110	Money Card (Holdings) Limited	United Kingdom
111	Money Card Limited	United Kingdom
112	N&P (B.E.S.) Loans	United Kingdom
113	PSA Finance PLC	United Kingdom
114	Retail Financial Services Limited	United Kingdom
115	Santander Asset Finance (December) Limited	United Kingdom
116	Santander Asset Finance plc	United Kingdom
117	Santander Cards Limited	United Kingdom
118	Santander Cards Ireland Limited	Ireland
119	Santander Cards UK Limited	United Kingdom
120	Santander Consumer (UK) plc	United Kingdom
121	Santander Consumer Credit Services Limited	United Kingdom
122	Santander Global Consumer Finance Limited	United Kingdom
123	Santander Guarantee Company	United Kingdom

	Company Name	Domicile
124	Santander Limited	United Kingdom
125	Santander PB UK (Holdings) Limited	United Kingdom
126	Santander Private Banking UK Limited	United Kingdom
127	Santander UK Foundation Limited	United Kingdom
128	Santander UK Loans Limited	United Kingdom
129	Santander UK Nominee Limited	United Kingdom
130	Scottish Mutual Pensions Limited	United Kingdom
131	Sheppards Moneybrokers Limited	United Kingdom
132	Solarlaser Limited	United Kingdom
133	Sovereign Spirit Limited	Bermuda
134	The Alliance & Leicester Corporation Limited	United Kingdom
135	The Prepaid Card Company Limited	United Kingdom
136	Time Finance Limited	United Kingdom
137	Time Retail Finance Limited	United Kingdom
138	Tuttle & Son Limited	United Kingdom
139	Viking Collection Services Limited	United Kingdom
140	Whitewick Limited	Jersey